Exhibit 16.1

Deloitte & Touche LLP

30 Rockefeller Plaza New York, NY 10112 USA
August 8, 2024	Tel: +1 (212) 492-4000
Fax: +1 (212) 492-4000
Securities and Exchange Commission	www.deloitte.com
100 F Street, N.E.
Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of TKO Group Holdings, Inc.’s Form 8-K dated August 8, 2024, and we agree with the statements made therein, with the exception of the last paragraph of Item 4.01 upon which we have no basis to agree or disagree.

Yours truly,

/s/ Deloitte & Touche LLP